UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                       Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                October 24, 2007

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On October 24, 2007 TriCo Bancshares announced its quarterly earnings for the period ended September 30, 2007. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------

(c)  Exhibits

         99.1  Press release dated October 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  October 24, 2007            By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated October 24, 2007

                                [GRAPHIC OMITTED]

PRESS RELEASE                                      Contact:   Thomas J. Reddish
For Immediate Release                              EVP & CFO (530) 898-0300

                 TRICO BANCSHARES ANNOUNCES QUARTERLY EARNINGS

CHICO, Calif. - (October 24, 2007) - TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced quarterly earnings of $6,793,000 for the quarter ended September 30, 2007. This represents a decrease of $27,000 (0.4%) when compared with earnings of $6,820,000 for the quarter ended September 30, 2006. Diluted earnings per share for the quarter ended September 30, 2007 were $0.42 compared to $0.42 for the quarter ended September 30, 2006. Total assets of the Company increased $49,519,000 (2.6%) to $1,953,523,000 at September 30, 2007 from $1,904,004,000 at September 30, 2006. Total loans of the Company increased $27,917,000 (1.9%) to $1,535,076,000 at September 30, 2007
from $1,507,159,000 at September 30, 2006. Total deposits of the Company increased $6,968,000 (0.5%) to $1,532,142,000 at September 30, 2007 from
$1,525,174,000 at September 30, 2006. Diluted earnings per share for the nine months ended September 30, 2007 and 2006 were $1.22 and $1.22, respectively, on earnings of $19,992,000 and $19,912,000, respectively.

The decrease in earnings from the quarter ended September 30, 2006 was due to a $5,000 (0.02%) decrease in fully tax-equivalent (FTE) net interest income to $21,840,000, and a $465,000 (198%) increase in the provision for loan losses to $700,000 that were substantially offset by a $198,000 (3.0%) increase in noninterest income to $6,847,000 and a $274,000 (1.6%) decrease in noninterest expense to $16,752,000 for the quarter ended September 30, 2007.

The $5,000 (0.02%) decrease in net interest income (FTE) was due to a 0.07% decrease in net interest margin (FTE) to 5.12% that was substantially offset by a $20,381,000 (1.2%) increase in average balances of interest-earning assets to $1,721,547,000. This decrease in net interest margin was mainly due to a 0.18% decrease in net interest spread as the average yield on interest-earning assets increased 0.14% while the average rate paid on interest-bearing liabilities increased 0.32% from the quarter ended September 30, 2006. The effect of the 0.18% decrease in net interest spread was partially offset by a 0.11% increase in the impact of net noninterest-bearing funds from the quarter ended September 30, 2006.

The Company provided $700,000 for loan losses in the third quarter of 2007 versus $235,000 in the third quarter of 2006. During the third quarter of 2007, the Company recorded $560,000 of net loan charge-offs versus $135,000 of net loan charge-offs in the year earlier quarter. The $560,000 of net loan charge-offs during the third quarter of 2007 represented 0.15% of average loan balances on an annualized basis. At September 30, 2007, the combination of the Company's allowance for loan losses ($17,139,000) and reserve for unfunded commitments ($2,040,000) represented 255% of non-performing loans net of government agency guarantees ($7,507,000).

The increase in noninterest income from the quarter ended September 30, 2006 was mainly due to a $136,000 (30.4%) increase in commissions on sale of nondeposit investment products to $583,000, a $116,000 (3.1%) increase in service charges on deposit accounts to $3,819,000, and an $89,000 (9.6%) increase in ATM fees and interchange to $1,016,000, that were partially offset by a $53,000 (20.1%) decrease in gain on sale of loans to $211,000. The increase in commissions on sale of nondeposit investment products was primarily due to improved market conditions and increased resources focused in this area. The increase in service charges on deposit accounts was primarily due to growth in customer count. The increase in ATM fees and interchange was due to growth in customer count and expansion of ATM network as part of new branch openings. The decrease in gain on sale of loans was due to a slowdown in residential mortgage refinance activity.

The $274,000 decrease in noninterest expense for the third quarter of 2007 compared to the third quarter of 2006 was mainly due to a $301,000 (3.2%)
decrease in salaries and benefits expense to $8,975,000. The decrease in salaries and benefits expense was mainly due to reduced commission and incentive expense that was partially offset by annual salary increases, and new employees at the Company's recently opened branches. The reduced commission and incentive expense was due to the Company's employees not earning certain bonus and incentive compensation which is tied to the Company satisfying internal targeted performance goals. The Company did not meet such goals for the third quarter of 2007 and thus did not incur the related compensation expense.

Richard Smith, President and Chief Executive Officer commented, "We are pleased with our results for the quarter ended September 30, 2007, given the difficult market conditions in residential real estate and continued margin pressures that we have faced throughout 2007. During the third quarter, the nation's liquidity crisis and rate reductions by the Federal Reserve added to operating challenges. Despite this, TriCo's performance held up remarkably well. Most importantly, credit quality remains good and demonstrates our ability to manage through the residential real estate downturn. We have been minimally affected by the pronounced slowdown in the California residential real estate market. While we did achieve modest loan growth in the most recent quarter, we find ourselves having to fund this growth with higher paying deposits or other borrowings."

On August 21, 2007, the Company announced the completion of its stock repurchase plan originally adopted on July 31, 2003 and amended on April 9, 2004. Under this plan, the Company repurchased a total of 500,000 shares of its common stock with the final 105,629 shares being repurchased during August 2007 at an average price of $20.97 per share. Also on August 21, 2007, the Board of Directors adopted a new plan to repurchase, as conditions warrant, up to 500,000 shares of the Company's common stock on the open market. As of September 30, 2007, the Company had not repurchased any shares of its common stock under its stock repurchase plan announced on August 21, 2007, which left 500,000 shares available for repurchase under the plan.

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors. This entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 32-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 25 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 64 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.

                                                             TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                                          (Unaudited. Dollars in thousands, except share data)
                                                                             Three months end
                                               ------------------------------------------------------------------------------
                                                  September 30,    June 30,        March 31,    December 31,    September 30,
                                                      2007           2007            2007            2006            2006
                                               ------------------------------------------------------------------------------
Statement of Income Data
Interest income                                     $32,442         $31,986         $30,661         $31,545         $31,421
Interest expense                                     10,602           9,895           9,216           9,821           9,576
Net interest income                                  21,840          22,091          21,445          21,724          21,845
Provision for loan losses                               700             500             482               -             235
Noninterest income:
      Service charges and fees                        5,218           5,375           5,061           4,940           5,056
      Other income                                    1,629           1,654           1,539           1,687           1,593
Total noninterest income                              6,847           7,029           6,600           6,627           6,649
Noninterest expense:
      Salaries and benefits                           8,975           9,619           9,742           9,405           9,276
      Intangible amortization                           122             122             123             350             350
      Provision for losses -
       unfunded commitments                               -              74             117               -               -
      Other expense                                   7,655           7,628           6,978           7,247           7,400
Total noninterest expense                            16,752          17,443          16,960          17,002          17,026
Income before taxes                                  11,235          11,177          10,603          11,349          11,233
Net income                                           $6,793          $6,755          $6,444          $6,918          $6,820
Share Data
Basic earnings per share                              $0.43           $0.42           $0.41           $0.44           $0.43
Diluted earnings per share                             0.42            0.41            0.39            0.42            0.42
Book value per common share                           11.50           11.22           10.96           10.69           10.41
Tangible book value per common share                 $10.44          $10.16           $9.89           $9.60           $9.22
Shares outstanding                               15,891,300      15,917,291      15,910,291      15,857,207      15,857,107
Weighted average shares                          15,889,061      15,916,313      15,878,929      15,857,166      15,855,933
Weighted average diluted shares                  16,310,631      16,463,389      16,415,845      16,396,320      16,365,858
Credit Quality
Non-performing loans, net of
       government agency guarantees                  $7,507         $13,360          $5,991          $4,512          $4,523
Other real estate owned                                 187             187             187               -               -
Loans charged-off                                       843             751             739             498             368
Loans recovered                                        $283            $355            $238            $419            $233
Allowance for losses to total loans(1)                1.25%           1.26%           1.26%           1.24%           1.25%
Allowance for losses to NPLs(1)                        255%            143%            315%            416%            417%
Allowance for losses to NPAs(1)                        249%            141%            305%            416%            417%
Selected Financial Ratios
Return on average total assets                        1.44%           1.44%           1.38%           1.46%           1.45%
Return on average equity                             14.92%          15.11%          14.79%          16.23%          16.64%
Average yield on loans                                7.93%           7.93%           7.63%           7.81%           7.82%
Average yield on interest-earning assets              7.58%           7.58%           7.30%           7.43%           7.44%
Average rate on interest-bearing liabilities          3.18%           3.02%           2.85%           2.97%           2.86%
Net interest margin (fully tax-equivalent)            5.12%           5.25%           5.12%           5.13%           5.19%
Total risk based capital ratio                        11.7%           11.8%           11.8%           11.3%           11.1%
Tier 1 Capital ratio                                  10.7%           10.8%           10.8%           10.3%           10.1%

(1)      Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.



                                                             TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                                             (Unaudited. Dollars in thousands)
                                                                     Three months ended
                                             -------------------------------------------------------------------------------
                                                  September 30,    June 30,        March 31,    December 31,    September 30,
                                                      2007           2007            2007            2006          2006
                                             -------------------------------------------------------------------------------
Balance Sheet Data
Cash and due from banks                             $70,791         $93,636         $75,263        $102,220         $78,281
Federal funds sold                                      488           1,715               -             794           1,387
Securities, available-for-sale                      239,242         175,891         188,478         198,361         209,886
Federal Home Loan Bank Stock                          8,652           8,543           8,442           8,320           8,206
Loans
      Commercial loans                              165,559         159,822         142,083         153,105         153,705
      Consumer loans                                542,875         526,575         516,550         525,513         527,185
      Real estate mortgage loans                    697,670         687,744         687,088         679,661         661,962
      Real estate construction loans                128,972         133,487         149,893         151,600         164,307
Total loans, gross                                1,535,076       1,507,628       1,495,614       1,509,879       1,507,159
Allowance for loan losses                           (17,139)        (16,999)        (16,895)        (16,914)        (16,993)
Premises and equipment                               20,804          20,891          20,924          21,830          21,556
Cash value of life insurance                         44,751          44,346          43,941          43,536          42,991
Goodwill                                             15,519          15,519          15,519          15,519          15,519
Intangible assets                                     1,298           1,421           1,543           1,666           3,361
Other assets                                         34,041          34,436          33,492          34,755          32,651
Total assets                                      1,953,523       1,887,027       1,866,321       1,919,966       1,904,004
Deposits
      Noninterest-bearing demand deposits           345,467         366,321         364,401         420,025         357,754
      Interest-bearing demand deposits              214,726         226,591         235,497         230,671         229,143
      Savings deposits                              386,866         387,422         381,069         374,605         369,933
      Time certificates                             585,083         530,545         555,882         573,848         568,344
Total deposits                                    1,532,142       1,510,879       1,536,849       1,599,149       1,525,174
Federal funds purchased                              66,000          80,500          38,000          38,000         106,500
Reserve for unfunded commitments                      2,040           2,040           1,966           1,849           1,849
Other liabilities                                    29,382          28,878          32,524          30,383          28,254
Other borrowings                                     99,996          44,892          41,347          39,911          35,848
Junior subordinated debt                             41,238          41,238          41,238          41,238          41,238
Total liabilities                                 1,770,798       1,708,427       1,691,924       1,750,530       1,738,863
Total shareholders' equity                          182,725         178,600         174,397         169,436         165,141
Accumulated other
      comprehensive loss                             (3,628)         (4,779)         (3,988)         (4,521)         (3,607)
Average loans                                     1,517,419       1,506,913       1,490,055       1,498,040       1,477,551
Average interest-earning assets                   1,721,547       1,698,620       1,692,574       1,711,743       1,701,166
Average total assets                              1,891,992       1,871,260       1,865,448       1,890,765       1,880,029
Average deposits                                  1,499,793       1,500,733       1,534,473       1,550,979       1,501,630
Average total equity                               $182,080        $178,836        $174,262        $170,518        $163,919
